EXHIBIT 23





       Consent of Independent Certified Public Accountants



Insituform Technologies, Inc.
Memphis, Tennessee


     We hereby consent to the incorporation by reference in Registration Statement No. 33-00002 on Form S-8, Registration Statement No. 33-42543 on Form S-8, Registration Statement No. 33-55988 on Form S-8, Registration Statement No. 33-82486 on Form S-8, Registration Statement No. 33-82488 on Form S-8 and Registration Statement No. 33-63953 on Form S-8 of our report dated March 8, 1996, relating to the consolidated financial statements of Insituform Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.





                                   BDO SEIDMAN, LLP





Memphis, Tennessee
March 29, 1996